UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2007
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On August 21, 2007, Plains All American Pipeline, L.P. (the “Partnership”) announced that George R. Coiner will retire as Senior Group Vice President as of August 31, 2007. Mr. Coiner joined the Partnership’s predecessor, Plains Marketing, in 1995 as Senior Vice President. In connection with Mr. Coiner’s retirement, the Partnership and Mr. Coiner entered into a separation agreement. Terms of the agreement provide for cancellation of outstanding equity awards (including awards for which performance thresholds have been achieved, but excluding certain options granted in 2001 for which all performance and time vesting requirements have been satisfied) and payment to Mr. Coiner of a lump sum amount of approximately $8.7 million in satisfaction of the Partnership’s obligations with respect to the cancelled equity awards, deferred and quarterly bonus amounts for prior and current periods, accrued vacation and other related obligations. The agreement also includes (i) a provision pursuant to which Mr. Coiner will remain a consultant to the Partnership through the first quarter of 2009 and for such services will receive a quarterly fee of $500,000, (ii) a general release by Mr. Coiner of any claims against the Partnership and (iii) Mr. Coiner’s agreement that the Confidential Information and Non-Solicitation Agreement dated November 23, 1998 will remain in full force and effect until March 31, 2010. Consistent with various laws and regulations, the agreement also provides Mr. Coiner the right within specified time periods to rescind the agreement. In addition to the amounts noted above, PAA will pay the premiums for COBRA coverage for a period of up to 18 months.

Item 8.01	Other Events
     On August 21, 2007, the Partnership also announced that Al Swanson had been promoted to Senior Vice President—Finance and Treasurer and Pat Diamond had been promoted to Vice President. Mr. Swanson joined the Partnership in 2000, became Treasurer in 2001, Vice President and Treasurer in 2004 and Vice President—Finance and Treasurer in 2005. Mr. Diamond has served in a variety of positions since joining the Partnership in 1999, and his current responsibilities include strategic planning and equity capital markets functions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 — Press Release dated August 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: August 21, 2007	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 21, 2007

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